                                                          CONTACT: MARC ROWLAND,
                                                         CHIEF FINANCIAL OFFICER
                                                                  (405) 879-9232

FOR IMMEDIATE RELEASE                             TOM PRICE, JR.,VICE PRESIDENT-
FEBRUARY 23, 2000                                          CORPORATE DEVELOPMENT
                                                                  (405) 879-9257


                  CHESAPEAKE ENERGY CORPORATION REPORTS RECORD
                   FINANCIAL RESULTS AND PROVED RESERVE LEVELS

     COMPANY POSTS 4TH QUARTER 1999 NET INCOME OF $19 MILLION, CASH FLOW OF
       $46 MILLION, EBITDA OF $67 MILLION ON REVENUE OF $106 MILLION AND
                             PRODUCTION OF 34 Bcfe


OKLAHOMA CITY, OKLAHOMA, FEBRUARY 23, 2000 - Chesapeake Energy Corporation (NYSE: CHK) today reported its financial and operating results for the fourth quarter and all of 1999. For the quarter, Chesapeake generated net income of $19.0 million ($0.15 per common share after preferred dividends), cash flow from operations of $46.4 million ($0.48 per common share), ebitda (cash flow from operations plus interest expense) of $66.9 million, revenue of $106.2 million and 34.0 billion cubic feet of natural gas equivalent (bcfe) production. Average prices realized during the quarter were $20.38 per barrel of oil and $2.22 per mcf of natural gas, for a gas equivalent price of $2.41 per mcfe.

By comparison during the fourth quarter of 1998, Chesapeake generated a net loss of $425.1 million ($4.44 per common share after preferred dividends), cash flow from operations of $19.5 million ($0.20 per common share), ebitda of $39.8 million, revenue of $85.5 million and production of 33.8 bcfe. Average prices realized during the 1998 quarter were $11.04 per barrel of oil and $1.79 per mcf of natural gas, for a gas equivalent price of $1.80 per mcfe.

The table below summarizes Chesapeake's key statistics during the quarter and compares them to the third quarter of 1999 and the fourth quarter of 1998:

                                                                      Three Months Ended
                                                        ----------------------------------------------
                                                        12/31/99            9/30/99           12/31/98
                                                        --------            -------           --------
      Average daily production (in mmcfe)                  369                355                368
      Gas as % of total production                          84                 84                 75
      Natural gas production (in bcf)                     28.5               27.4               25.4
      Average gas sales price ($/mcf)                     2.22               2.26               1.79
      Oil production (in mbbls)                            910                875              1,407
      Average oil sales price ($/bbl)                    20.38              18.90              11.04
      Natural gas equivalent production (in bcfe)         34.0               32.7               33.8
      Gas equivalent sales price ($/mcfe)                 2.41               2.40               1.80

                                                                      Three Months Ended
                                                        ----------------------------------------------
                                                        12/31/99            9/30/99           12/31/98
                                                        --------            -------           --------
      General and administrative costs ($/mcfe)            .10                .08                .15
      Production taxes  ($/mcfe)                           .14                .11                .06
      Lease operating expenses ($/mcfe)                    .28                .36                .43
      Interest expense ($/mcfe)                            .60                .63                .60
      Depletion of oil and gas properties ($/mcfe)         .73                .70               1.10
      Cash flow from operations ($ in millions)           46.4               43.4               19.5
      Cash flow from operations ($/mcfe)                  1.37               1.33                .58
      Ebitda  ($ in millions)                             66.9               63.8               39.8
      Ebitda ($/mcfe)                                     1.97               1.95               1.18
      Net income (loss)  ($ in millions)                  19.0               18.1             (425.1)

                             Full Year 1999 Results

For all of 1999, Chesapeake generated net income of $33.3 million ($0.17 per common share after preferred dividends), cash flow from operations of $137.9 million ($1.42 per common share), ebitda of $218.9 million, revenue of $354.9 million and 133.5 bcfe of production. Average prices realized during the year were $16.01 per barrel of oil and $1.97 per mcf of natural gas, for a gas equivalent price of $2.10 per mcfe.

By comparison during the full year 1998, Chesapeake generated a net loss of $933.9 million ($9.97 per common share after preferred dividends), cash flow from operations of $115.2 million ($1.21 per common share), ebitda of $183.4 million, revenue of $377.9 million and production of 130.3 bcfe. Average prices realized during 1998 were $12.70 per barrel of oil and $1.92 per mcf of natural gas, for a gas equivalent price of $1.97 per mcfe.

                    RESERVE REPLACEMENT COSTS ARE $0.65 MCFE,
                   RESERVE REPLACEMENT RATE REACHES 186%, AND
                      PROVED RESERVES INCREASE 11% IN 1999

As of December 31, 1999, Chesapeake's estimated proved reserves had increased to 1,206 bcfe from 1,091 bcfe as of December 31, 1998, an increase of 11%. Including the 133 bcfe produced during the year, Chesapeake replaced 248 bcfe for a reserve replacement rate of 186%. The company's proved developed reserves were 72% by volume and 80% by value, compared to 70% and 75% at year-end 1998. As a result, Chesapeake's reserve replacement cost for the year (including acquisitions and divestitures) was $0.65 per mcfe, which compares favorably to the $1.26 per mcfe in 1998.

Estimated future net cash flows discounted at 10%, or PV-10, were $1.1 billion, an increase of $427 million from year-end 1998 levels. Oil and gas prices used in this year's PV-10 calculation were $24.71 per barrel of oil and $2.25 per mcf of gas, compared to $10.48 and $1.68, respectively, in 1998. On Chesapeake's year-end 1999 reserve base, a $0.10 per mcf change in gas prices or a $1.00 per barrel change in oil prices affects PV-10 by $54 million and $14 million, respectively.

                 YEAR 2000 FORECASTS AND RISK MANAGEMENT UPDATE

Chesapeake's current budget for 2000 assumes a realized natural gas equivalent price of $2.44 per mcfe, which is based on average expected NYMEX oil and gas prices (as modified by the existing hedges described below) of $23.17 per barrel and $2.60 per mcfe.

The budget also assumes differentials to NYMEX prices of $2.00 per barrel and $0.24 per mcf, or $0.25 per mcfe. The company is projecting production of 138 bcfe (84% gas) and per mcfe lease operating expenses of $0.50 (including $0.14 per mcfe of production taxes), interest costs of $0.61, general and administrative costs of $0.10 and DD&A of oil and gas properties of $0.80.

If the underlying assumptions listed above are achieved, Chesapeake is projected to generate cash flow from operations in 2000 of approximately $180 million, or $1.75 per common share, and net income (after preferred dividends) of $50 million, or $0.48 per common share. In accordance with balancing its capital budget with internally generated cash flows, Chesapeake's preliminary cap-ex budget for 2000 has been set at $180 million, with $130 million allocated to drilling and $50 million for acquisitions or alternative uses, such as debt repayment or preferred stock repurchases.

Chesapeake has taken advantage of the recent increases in oil and gas futures prices to protect the profitability of a substantial portion of the company's production for the next two months. Through Chesapeake's risk management program, 90% of the company's projected gas production has been hedged for March and April at NYMEX prices of $2.70 and $2.60 per mcf, respectively. In addition, 70% of the company's projected oil production for March and 33% for April has been hedged at NYMEX prices of $27.50 and $27.25 per barrel, respectively. Chesapeake has also hedged 15% of its projected gas production during May - October 2000 at a NYMEX price of $2.55 per mcf.

                            PREFERRED STOCK EXCHANGES

During the past month, Chesapeake has enhanced its balance sheet through transactions with two of its preferred stockholders. In these transactions, the company has exchanged 7.4 million shares of its common stock for $28.7 million of its preferred stock (525,000 shares at a face value of $50 per share plus accrued dividends). By retiring 11% of the company's preferred stock at a discount to its face value, Chesapeake has increased common stockholders' value by $8.4 million and effectively issued common stock at a price of approximately $4 per share.

                              OPERATING HIGHLIGHTS

Chesapeake's strong 1999 reserve replacement rates, attractive finding costs and a land inventory exceeding three million gross acres form the foundation for the company's 2000 drilling plans. Chesapeake's technical teams have identified more than 1,000 undrilled locations on its land inventory and the company has budgeted $130 million to drill 160 of these locations in 2000.

MID-CONTINENT. Chesapeake's principal core operating area is the Mid-Continent region, where the company is now the 4th largest producer of gas, trailing only Apache, Vastar and Amoco. To date, Chesapeake has identified approximately 750 remaining drillsites on its Mid-Continent leasehold inventory.

The company's newest exploration success is located in the Cement area of southern Oklahoma where the Della 1-9 is producing 15,000 mcfe per day. Chesapeake has budgeted to drill 10 gross and 7 net wells during 2000 in Cement and in the nearby Knox/Chitwood area.

In the Sahara area of northwest Oklahoma, Chesapeake continues to drill a series of excellent wells. Most recent among these are the Jaquith 1-7, Kuersteiner 1-31, and Theis 4-18, which have produced 417,000 mcfe during the first 60 days of production for a combined average daily production rate of 2,300 mcfe per well. These wells have estimated average reserves of 1.6 bcfe per well with projected finding costs of $0.30 per mcfe. Chesapeake's plans for 2000 include the drilling of 54 gross wells and 43 net wells in Sahara.

In Western Oklahoma, the Watonga/Chickasha area continues to generate attractive results. Chesapeake has recently completed the Base 1-5 which has averaged 3,100 mcfe per day during its first 30 days of production. This well has estimated reserves of 2.5 bcfe with projected finding costs of $0.47 per mcfe. Chesapeake has budgeted for the drilling of 7 gross and 3 net Watonga/Chickasha wells during 2000.

For all Mid-Continent areas in 2000, Chesapeake has budgeted $70 million for drilling, leasehold and seismic cap-ex associated with the anticipated drilling of 93 net wells, or 77% of the company's total number of net wells scheduled to be drilled in 2000.

GULF COAST. Chesapeake's Texas Austin Chalk project continues to generate outstanding results with the recent completion of the Hiram #1-H. This 19,700' single lateral horizontal well is averaging 24,000 mcfe per day with estimated ultimate reserves of 10.3 bcfe. The company successfully completed four out of five Texas Austin Chalk wells in 1999, with average per well reserves of 10 bcfe generating finding costs of $0.40 per mcfe. The company expects to drill five additional Texas Austin Chalk wells in 2000.

Also in Texas, Chesapeake completed the Nilson #1, a 9,400' Yegua discovery well, on its 3-D delineated Peach Creek project in Wharton County. The well has produced 550,000 mcfe in its first three months of production. The company is projecting reserves of 6.3 bcfe with finding costs of $0.35 per mcfe. Chesapeake plans to drill an additional five Yegua wells in 2000 on its 25,000 gross acres in Peach Creek.

For all Gulf Coast areas in 2000, Chesapeake has budgeted $24 million for drilling, leasehold and seismic cap-ex associated with the drilling of 11 net wells.

CANADA. Chesapeake's 1999-2000 winter drilling program on its 750,000 gross undeveloped acres in the Helmet area of far northeast British Colombia is underway with 10 new wells either drilled or drilling. In addition, 16 existing wells are being stimulated or tied into gathering systems. Chesapeake's 2000 Canadian cap-ex budget is $14 million.

                               MANAGEMENT SUMMARY

Aubrey K. McClendon, Chesapeake's Chairman and Chief Executive Officer, commented, "Despite the challenges of very low oil and gas prices during the first half of 1999, we executed our strategy of creating value by building and further developing one of the 15 largest onshore gas reserve bases in the U.S. As evidenced by our high reserve replacement rates and strong cash flow margins, Chesapeake's natural gas reserves have first-rate production characteristics and considerable exploration and developmental upside. Chesapeake's high quality assets and proven operational expertise combined with the industry's excellent natural gas fundamentals should enable us to continue delivering increases in operational and financial results in 2000."

                           CONFERENCE CALL INFORMATION

Chesapeake's management invites your participation in a conference call tomorrow morning, Thursday, February 24 at 9:00 a.m. EST to discuss the contents of this release and respond to shareholder inquiries. Please call 719-457-2645 between 8:50 and 9:00 am EST tomorrow if you would like to participate in the call. For those unable to participate, the call will also be available over the Internet by visiting our home page at chkenergy.com and clicking on the link under Shareholder Information or by going directly to Vcall at Vcall.com. In addition, a replay of the call will also be available by calling 719-457-0820 between 11:00 a.m. EST Thursday, February 24 through midnight Thursday, March 2, 2000. The passcode for this call is 894855.

The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. Those statements, and Chesapeake Energy Corporation's business and prospects, are subject to a number of risks, including production variances from expectations, uncertainties about estimates of reserves, volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, environmental risks, drilling and operating risks, risks related to exploratory and developmental drilling, competition, government regulation, and the ability of the company to implement its business strategy. These and other risks are described in the company's documents and reports that are available from the United States Securities and Exchange Commission, including the report filed on Form 10-K for the year ended December 31, 1998 and the report filed on Form 10-Q for the quarter ended September 30, 1999.

Chesapeake Energy Corporation is one of the 15 largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on developmental drilling and property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       ($ IN 000'S, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

THREE MONTHS ENDED:                                        DECEMBER 31, 1999             DECEMBER 31, 1998
                                                      -------------------------      --------------------------
                                                           $           $/Mcfe             $            $/Mcfe
                                                      ----------     ----------      ----------      ----------
REVENUES:
   Oil and gas sales                                      81,846           2.41          60,925            1.80
   Oil and gas marketing sales                            24,391           0.72          24,608            0.73
                                                      ----------     ----------      ----------      ----------
     Total revenues                                      106,237           3.13          85,533            2.53
                                                      ----------     ----------      ----------      ----------
OPERATING COSTS:
   Production expenses                                     9,376           0.28          14,427            0.43
   Production taxes                                        4,824           0.14           2,154            0.06
   Oil and gas marketing expenses                         23,724           0.70          24,322            0.72
   Depreciation, depletion, and amortization
     of oil and gas properties                            24,842           0.73          37,333            1.10
   Depreciation and amortization of other assets           1,832           0.05           2,256            0.07
   General and administrative                              3,449           0.10           5,207            0.15
   Impairment of oil and gas properties                       --             --         360,000           10.65
   Impairment of other assets                                 --             --          45,000            1.33
                                                      ----------     ----------      ----------      ----------
     Total operating costs                                68,047           2.00         490,699           14.51
                                                      ----------     ----------      ----------      ----------
INCOME (LOSS) FROM OPERATIONS:                            38,190           1.13        (405,166)         (11.98)
                                                      ----------     ----------      ----------      ----------
OTHER INCOME (EXPENSE):
   Interest and other income                               2,036           0.06             353            0.01
   Interest expense                                      (20,483)         (0.60)        (20,319)          (0.60)
                                                      ----------     ----------      ----------      ----------
                                                         (18,447)         (0.54)        (19,966)          (0.59)
                                                      ----------     ----------      ----------      ----------
INCOME (LOSS) BEFORE INCOME TAXES                         19,743           0.59        (425,132)         (12.57)
INCOME TAX EXPENSE                                           789           0.02              --              --
                                                      ----------     ----------      ----------      ----------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                   18,954           0.57        (425,132)         (12.57)

EXTRAORDINARY ITEM:
   Loss on early extinguishment of debt, net of
     applicable income tax                                    --             --              --              --
                                                      ----------     ----------      ----------      ----------
NET INCOME (LOSS)                                         18,954           0.57        (425,132)         (12.57)

PREFERRED STOCK DIVIDENDS                                 (4,278)         (0.13)         (4,026)          (0.12)
                                                      ----------     ----------      ----------      ----------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS        14,676           0.44        (429,158)         (12.69)
                                                      ==========     ==========      ==========      ==========
EARNINGS (LOSS) PER COMMON SHARE - BASIC
   Income (Loss) before extraordinary item                  0.15             --           (4.44)             --
   Extraordinary item                                         --             --              --              --
                                                      ----------     ----------      ----------      ----------
   Net Income (Loss)                                        0.15             --           (4.44)             --
                                                      ==========     ==========      ==========      ==========
EARNINGS (LOSS) PER COMMON SHARE - ASSUMING
DILUTION
   Income (Loss) before extraordinary item                  0.14             --           (4.44)             --
   Extraordinary item                                         --             --              --              --
                                                      ----------     ----------      ----------      ----------
   Net Income (Loss)                                        0.14             --           (4.44)             --
                                                      ==========     ==========      ==========      ==========
AVERAGE COMMON SHARES AND COMMON EQUIVALENT SHARES
OUTSTANDING
     BASIC                                                96,250             --          96,710              --
     DILUTED                                             102,220             --          96,710              --
                                                      ----------     ----------      ----------      ----------
CASH FLOW FROM OPERATIONS (1)                             46,417           1.37          19,457            0.58
                                                      ==========     ==========      ==========      ==========
EBITDA (2)                                                66,900           1.97          39,776            1.18
                                                      ==========     ==========      ==========      ==========
THOUSANDS OF BARRELS OF OIL (MBbl):                          910            (35)%         1,407
MILLIONS OF CUBIC FEET OF GAS (MMcf):                     28,492             12%         25,373
MILLIONS OF CUBIC FEET OF GAS EQUIVALENTS (Mmcfe):        33,952              0%         33,815
Mmcfe PER DAY                                                369              0%            368

AVERAGE PRICE/BARREL                                  $    20.38             85%     $    11.04
AVERAGE PRICE/Mcf                                     $     2.22             24%     $     1.79
AVERAGE GAS EQUIVALENT PRICE/Mcfe                     $     2.41             34%     $     1.80

(1) Income before income tax, depreciation, depletion and amortization, impairment of oil and gas properties and impairment of other assets.

(2) Earnings before income tax, interest expense, depreciation, depletion and amortization, impairment of oil and gas properties and impairment of other assets.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       ($ IN 000'S, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

TWELVE MONTHS ENDED:                                       DECEMBER 31, 1999               DECEMBER 31, 1998
                                                      --------------------------     ---------------------------
                                                          $            $/Mcfe            $             $/Mcfe
                                                      ----------     ----------      ----------      -----------
REVENUES:
   Oil and gas sales                                     280,445           2.10         256,887             1.97
   Oil and gas marketing sales                            74,501           0.56         121,059             0.93
                                                      ----------     ----------      ----------      -----------
     Total revenues                                      354,946           2.66         377,946             2.90
                                                      ----------     ----------      ----------      -----------
OPERATING COSTS:
   Production expenses                                    46,298           0.35          51,202             0.39
   Production taxes                                       13,264           0.10           8,295             0.06
   Oil and gas marketing expenses                         71,533           0.54         119,008             0.91
   Depreciation, depletion, and amortization
     of oil and gas properties                            95,044           0.71         146,644             1.13
   Depreciation and amortization of other assets           7,810           0.06           8,076             0.06
   General and administrative                             13,477           0.10          19,918             0.15
   Impairment of oil and gas properties                       --             --         826,000             6.34
   Impairment of other assets                                 --             --          55,000             0.42
                                                      ----------     ----------      ----------      -----------
     Total operating costs                               247,426           1.86       1,234,143             9.46
                                                      ----------     ----------      ----------      -----------
INCOME (LOSS) FROM OPERATIONS:                           107,520           0.80        (856,197)           (6.56)
                                                      ----------     ----------      ----------      -----------
OTHER INCOME (EXPENSE):
   Interest and other income                               8,562           0.06           3,926             0.03
   Interest expense                                      (81,052)         (0.61)        (68,249)           (0.52)
                                                      ----------     ----------      ----------      -----------
                                                         (72,490)         (0.55)        (64,323)           (0.49)
                                                      ----------     ----------      ----------      -----------
INCOME (LOSS) BEFORE INCOME TAXES                         35,030           0.25        (920,520)           (7.05)
INCOME TAX EXPENSE                                         1,764           0.01              --               --
                                                      ----------     ----------      ----------      -----------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                   33,266           0.24        (920,520)           (7.05)

EXTRAORDINARY ITEM:
   Loss on early extinguishment of debt, net of
   applicable income tax                                      --             --         (13,334)           (0.10)
                                                      ----------     ----------      ----------      -----------
NET INCOME (LOSS)                                         33,266           0.24        (933,854)           (7.15)

PREFERRED STOCK DIVIDENDS                                (16,711)         (0.13)        (12,077)           (0.09)
                                                      ----------     ----------      ----------      -----------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS        16,555           0.11        (945,931)           (7.24)
                                                      ==========     ==========      ==========      ===========
EARNINGS (LOSS) PER COMMON SHARE - BASIC
   Income (Loss) before extraordinary item                  0.17             --           (9.83)              --
   Extraordinary item                                         --             --           (0.14)              --
                                                      ----------     ----------      ----------      -----------
   Net Income (Loss)                                        0.17             --           (9.97)              --
                                                      ==========     ==========      ==========      ===========
EARNINGS (LOSS) PER COMMON SHARE - ASSUMING
DILUTION
   Income (Loss) before extraordinary item                  0.16             --           (9.83)              --
   Extraordinary item                                         --             --           (0.14)              --
                                                      ----------     ----------      ----------      -----------
   Net Income (Loss)                                        0.16             --           (9.97)              --
                                                      ==========     ==========      ==========      ===========
AVERAGE COMMON SHARES AND COMMON EQUIVALENT SHARES
OUTSTANDING
     BASIC                                                97,077             --          94,911               --
     DILUTED                                             102,038             --          94,911               --
                                                      ----------     ----------      ----------      -----------
CASH FLOW FROM OPERATIONS (1)                            137,884           1.03         115,200             0.88
                                                      ==========     ==========      ==========      ===========
EBITDA (2)                                               218,936           1.64         183,449             1.41
                                                      ==========     ==========      ==========      ===========
THOUSANDS OF BARRELS OF OIL (MBbl):                        4,147           (31)%          5,976
MILLIONS OF CUBIC FEET OF GAS (MMcf):                    108,610             15%         94,421
MILLIONS OF CUBIC FEET OF GAS EQUIVALENTS (Mmcfe):       133,492              2%        130,277
Mmcfe PER DAY                                                366              2%            357

AVERAGE PRICE/BARREL                                  $    16.01             26%     $    12.70
AVERAGE PRICE/Mcf                                     $     1.97              3%     $     1.92
AVERAGE GAS EQUIVALENT PRICE/Mcfe                     $     2.10              7%     $     1.97

(1) Income before income tax, depreciation, depletion and amortization, impairment of oil and gas properties and impairment of other assets.

(2) Earnings before income tax, interest expense, depreciation, depletion and amortization, impairment of oil and gas properties and impairment of other assets.